EXHIBIT 10.06

Amendment #1 to Participation Agreement

This Amendment #1 to Participation Agreement (this “Amendment”) is made as of May 30, 2018 by and between Amyris, Inc., a Delaware corporation (the “Company”), and John Melo (the “Employee”).

WHEREAS, the Company has selected the Employee to participate in the Amyris, Inc. Executive Severance Plan (the “Plan”; capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan) and has previously executed a Participation Agreement, dated as of December 18, 2013 (the “Participation Agreement”), with the Employee setting forth the terms and conditions of such participation.

WHEREAS, the Company and the Employee desire to amend the Participation Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Amendment. Section 2 of the Participation Agreement (“Waiver of Other Severance and Benefits”) is hereby deleted in its entirety and replaced with the following:

“2. Waiver of Other Severance and Benefits. By signing below, the Employee agrees to waive any rights the Employee may have in connection with any change of control or severance benefits that may be contained in the Company’s employment offer letter to the Employee, any equity agreement by and between the Company and the Employee and any other agreement that specifically relates to accelerated vesting of any Stock Awards, other than any such rights contained in that certain Performance Stock Option Award Agreement between the Company and the Employee relating to that certain stock option award granted to the Employee on May 29, 2018 (the “Option Award Agreement”). In the event of any conflict between this Participation Agreement or the Plan and the Option Award Agreement relating to accelerated vesting of Stock Awards, the terms of the Option Award Agreement shall govern and control.”

2.       Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Participation Agreement shall remain in full force and effect.

3.       Entire Agreement. This Amendment, the Participation Agreement and the Plan constitute the entire agreement between the Employee and the Company with respect to the subject matter hereof and thereof and supersede all prior agreements, written or oral, relating hereto or thereto.

4.       Counterparts; Facsimile. This Amendment may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile, or by email in portable document format (.pdf), and delivery of any signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party.

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Amyris, Inc.

By: /s/ Christine Ofori

Title: Chief People Officer

Employee

Signature /s/ John Melo

John Melo

Printed Name

[signature page to Amendment #1 to Participation Agreement]

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